Exhibit 10.11

GRACO INC.

WRITTEN ACTION
IN LIEU OF A MEETING OF THE
MANAGEMENT ORGANIZATION AND COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS

FIRST AMENDMENT
TO
GRACO INC.
RESTORATION PLAN
(1998 Restatement)

        The undersigned, being the members of the Management Organization and Compensation Committee of the Board of Directors of Graco Inc., do hereby adopt the following resolutions related to an amendment of the Graco Inc. Restoration Plan, effective as of June 25, 2003:

WHEREAS, Graco Inc. (“Graco”), a Minnesota corporation, has adopted the Graco Inc. Restoration Plan (1998 Restatement) (the “Plan Statement”);

WHEREAS, Section 6.1 of the Plan Statement provides Graco may amend the Plan Statement in any respect by action of its Board of Directors;

        WHEREAS, Graco’s Board of Directors has approved the charter of the Management Organization and Compensation Committee of the Board of Directors, which provides in part that the ” . . . Committee shall perform the following functions: . . .Determine the compensation of the Chief Executive Officer”;

WHEREAS, the Management Organization and Compensation Committee by written action on June 5, 2001, approved an offer letter for Mr. David Roberts as Chief Executive Officer;

WHEREAS, the June 5, 2001 offer letter included provisions that required amendment of the Plan Statement; and

WHEREAS, Graco desires to amend the Plan Statement to satisfy the obligations contained in the June 5, 2001 offer letter.

NOW, THEREFORE, BE IT RESOLVED, that this document entitled, “FIRST AMENDMENT OF GRACO INC. RESTORATION PLAN (1998 Restatement)” is hereby approved and adopted.

RESOLVED FURTHER, that the officers of this corporation are authorized and directed to take all actions necessary or desirable to carry said document into full force and effect.

1.        MISCELLANEOUS. Article 8 of the Restoration Plan shall be amended by the addition of a new Section 8.5, which shall read in whole as follows:

        8.5       Special Vesting Provision. Effective June 25, 2003 through June 25, 2006, the following special vesting provisions shall apply to David A. Roberts. If Graco terminates Mr. Roberts’s employment for reasons other than gross and willful misconduct between the second and fifth anniversary of his employment start date (which is June 25, 2001), Graco will provide retirement benefits to him under this Restoration Plan. The retirement benefits shall be equal to the amount Mr. Roberts would have received under the Graco Employees Retirement Plan and this Restoration Plan if the Graco Employees Retirement Plan contained the following provisions rather than the provisions in that plan:

(a)	the Graco Employees Retirement Plan contained a two year vesting period rather than a five year vesting period, and

(b)	the Graco Employees Retirement Plan used an elapsed time method of accruing vesting service rather than a calendar year method of counting service.

These retirement benefits are to be paid entirely from this Restoration Plan, which is unfunded and a general obligation of Graco.

          2.         SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Restoration Plan shall continue in full force and effect.

/s/Martha A.M. Morfitt
Martha A.M. Morfitt

/s/Robert G. Bohn
Robert G. Bohn

/s/William J. Carroll
William J. Carroll

/s/J. Kevin Gilligan
J. Kevin Gilligan

/s/Lee R. Mitau
Lee R. Mitau

/s/Mark H. Rauenhorst
Mark H. Rauenhorst